Funko Reports First Quarter 2021 Sales of $189 Million, Up 38%;
Raises Full Year Outlook

Record First Quarter Sales Driven by Strong Consumer Demand in the U.S. and Europe

EVERETT, Wash. May 6, 2021-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its consolidated financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights
•Net sales increased 38% to $189.2 million
•Gross margin1 expanded 100 basis points to 41.4%
•SG&A expenses increased 8% to $51.3 million; as a percent of net sales, SG&A declined 750 basis points to 27.1%
•Net income increased $16.8 million to $11.1 million
•Net income margin expanded 1,000 basis points to 5.9%
•Adjusted EBITDA2 increased $19.2 million to $29.8 million
•Adjusted EBITDA margin2 expanded 790 basis points to 15.7%
•Cash flow from operations of $37.5 million
•Total liquidity3 increased 47% to $149.7 million

First Quarter 2021 Operating Highlights
•U.S. net sales increased 39% to $136.5 million and Europe net sales increased 55% to $39.8 million, reflecting a strong demand recovery in both regions
•Pop! branded products grew 33% as our broad license portfolio continues to enable our fans to connect with their favorite pop culture icons
•Net sales of Other (non-figure) products increased 52%, led by Loungefly branded products which grew 82% in the quarter, as well as strength in games, plush and accessories
•Direct-to-consumer sales increased more than 160% driven by continued strong demand on the Company’s Funko and Loungefly e-commerce sites
•66% of sales were attributable to evergreen content
•Completed the acquisition of a majority stake in TokenWave, providing the Company with strategic entry into the NFT market

“Improving consumer demand in the U.S. and Europe contributed to broad-based strength within our brands, products and distribution channels, leading to a record first quarter,” said Brian Mariotti, Chief Executive Officer. “Throughout the pandemic, our teams have maintained a relentless focus on delivering innovation and engaging with our fans around the world, positioning the business to drive topline growth as the demand environment strengthens. In the first quarter, this enabled us to achieve sales growth of 38%, strong Adjusted EBITDA margins2 and a substantial increase on the bottom line.”

“We are confident that our innovation pipeline, strategic focus and experienced teams will enable us to deliver continued growth and expansion in the dynamic macro environment,” continued Mariotti. “We’re investing behind our key strategic priorities and expect to achieve topline growth of 33% to 38% in 2021, above our previously stated range, while also driving increased profitability.”

First Quarter 2021 Financial Results
Net sales increased 38% to $189.2 million in the first quarter of 2021 compared to $136.7 million in the first quarter of 2020. The year-over-year increase reflects broad-based strength across geographies, products and channels.

In the first quarter of 2021, the number of active properties increased 12% to 762 from 681 in the first quarter of 2020 and net sales per active property increased 24%.

On a geographical basis, net sales in the United States increased 39% to $136.5 million and net sales in Europe increased 55% to $39.8 million. Net sales in other international regions increased 2% to $12.9 million, as several countries continue to experience disruptions from COVID-19.

On a product category basis, net sales of Figures grew 35% to $150.6 million, reflecting strength in the U.S. and Europe, as well as the Company’s Funko and Loungefly e-commerce sites. Net sales of Other (non-figure) products increased 52% to $38.5 million, reflecting strength in Loungefly branded products as well as double-digit growth in games, accessories, and plush.

On a brand basis, Pop! branded products grew 33% to $150.3 million, reflecting strong growth in the U.S. and Europe. Loungefly branded products grew 82% to $24.5 million. Both brands generated strong demand in the U.S. and Europe, as well as strength across our direct-to-consumer channels. Net sales of other branded products increased 41% to $14.3 million driven by board games, plush and action figures.

The tables below show the breakdown of net sales on a geographical, product category and branded product basis (in thousands):

	Three Months Ended March 31,		Period Over Period Change
	2021	2020	Dollar	Percentage
Net sales by geography:
United States	$136,521	$98,509	$38,012	38.6%
Europe	39,765	25,578	14,187	55.5%
Other International	12,891	12,613	278	2.2%
Total net sales	$189,177	$136,700	$52,477	38.4%

	Three Months Ended March 31,		Period Over Period Change
	2021	2020	Dollar	Percentage
Net sales by product category:
Figures	$150,644	$111,290	$39,354	35.4%
Other	38,533	25,410	13,123	51.6%
Total net sales	$189,177	$136,700	$52,477	38.4%

	Three Months Ended March 31,		Period Over Period Change
	2021	2020	Dollar	Percentage
Net sales by product brand:
Pop! Branded Products	$150,343	$113,068	$37,275	33.0%
Loungefly Branded Products	24,545	13,484	11,061	82.0%
Other	14,289	10,148	4,141	40.8%
Total net sales	$189,177	$136,700	$52,477	38.4%

Gross margin1 in the first quarter of 2021 increased 100 basis points to 41.4% compared to 40.4% in the first quarter of 2020, reflecting improved inventory management and lower product costs as a percentage of net sales and sales mix, partially offset by higher shipping related expenses.

SG&A expenses increased 8% to $51.3 million or 27% of net sales in the first quarter of 2021 compared to $47.3 million or 35% of net sales in the first quarter of 2020.

Net income in the first quarter of 2021 was $11.1 million and net income margin was 5.9%, compared to a net loss of $5.7 million and net loss margin of 4.2% in the first quarter of 2020. Adjusted Net Income2 (non-GAAP) was $13.0 million in the first quarter of 2021 versus an Adjusted Net Loss of $2.3 million in the first quarter of 2020. Adjusted EBITDA2 in the first quarter of 2021 was $29.8 million and Adjusted EBITDA margin2 was 15.7%, compared to $10.6 million and 7.8%, respectively, in the first quarter of 2020. A reconciliation of these non-GAAP measures to GAAP is provided below.

Balance Sheet Highlights
Total liquidity3 as of March 31, 2021 totaled $149.7 million, an increase of 47% compared to March 31, 2020. Total liquidity was comprised of cash and cash equivalents of $74.7 million and total revolver availability of $75 million.

As of March 31, 2021, total debt was $183.0 million, a decrease of 25% compared to a year ago. Total debt includes the amount outstanding under the Company's term loan facility, net of unamortized discounts.

Inventories at the end of the first quarter of 2021 totaled $61.9 million, up 16.2% compared to a year ago.

Outlook
In 2021, the Company expects the following full year results:
•Net sales growth of 33% to 38%;
•Adjusted EBITDA margin2 of 14.0% to 14.5%;
•Adjusted Net Income2 of $52.5 million to $59.6 million, based on a blended tax rate of 25%; and
•Adjusted Earnings per Diluted Share2 of $0.98 to $1.12, based on estimated adjusted average diluted shares outstanding of 53.3 million for the full year.

1Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales.
2Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of historical Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, in 2021 the Company expects equity-based compensation of approximately $10 million, depreciation and amortization of approximately $42 million and interest expense of approximately $8 million, each of which is a reconciling item to Net Income. See "Non-GAAP Financial Measures" for more information.
3Total liquidity is calculated as cash and cash equivalents plus availability under the Company's $75 million revolving credit facility.

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, May 6, 2021, to further discuss its first quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.

About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, the anticipated impact of COVID-19 on our business and expected recovery, our potential for growth, our strategic growth priorities, our expected liquidity, the expected impact of our acquisition of TokenWave and our strategy. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2021 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com

Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share data)
Net sales	$189,177	$136,700
Cost of sales (exclusive of depreciation and amortization shown separately below)	110,853	81,417
Selling, general, and administrative expenses	51,267	47,313
Depreciation and amortization	10,262	10,989
Total operating expenses	172,382	139,719
Income (loss) from operations	16,795	(3,019)
Interest expense, net	2,237	2,655
Other expense, net	1,179	914
Income (loss) before income taxes	13,379	(6,588)
Income tax expense (benefit)	2,293	(856)
Net income (loss)	11,086	(5,732)
Less: net income (loss) attributable to non-controlling interests	4,572	(1,606)
Net income (loss) attributable to Funko, Inc.	$6,514	$(4,126)
Earnings (loss) per share of Class A common stock:
Basic	$0.18	$(0.12)
Diluted	$0.17	$(0.12)
Weighted average shares of Class A common stock outstanding:
Basic	36,194	34,944
Diluted	37,839	34,944

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2021	December 31, 2020
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$74,697	$52,255
Accounts receivable, net	114,655	131,837
Inventory	61,934	59,773
Prepaid expenses and other current assets	15,658	15,486
Total current assets	266,944	259,351
Property and equipment, net	53,868	56,141
Operating lease right-of-use assets	56,774	58,079
Goodwill	126,801	125,061
Intangible assets, net	201,757	205,541
Deferred tax asset	58,384	54,682
Other assets	4,670	4,735
Total assets	$769,198	$763,590
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt, net of unamortized discount	$14,666	$10,758
Current portion of operating lease liabilities	14,636	13,840
Accounts payable	31,706	29,199
Income taxes payable	2,217	425
Accrued royalties	33,906	40,525
Accrued expenses and other current liabilities	41,451	43,949
Total current liabilities	138,582	138,696
Long-term debt, net of unamortized discount	168,371	180,012
Operating lease liabilities, net of current portion	55,736	57,512
Deferred tax liability	788	780
Liabilities under tax receivable agreement, net of current portion	67,713	60,297
Other long-term liabilities	4,909	3,848

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 36,836 and 35,657 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	4	4
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 13,040 and 14,040 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in-capital	222,902	216,141
Accumulated other comprehensive income	1,989	1,718
Retained earnings	30,917	24,403
Total stockholders’ equity attributable to Funko, Inc.	255,813	242,267
Non-controlling interests	77,286	80,178
Total stockholders’ equity	333,099	322,445
Total liabilities and stockholders’ equity	$769,198	$763,590

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Operating Activities
Net income (loss)	$11,086	$(5,732)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and other	10,586	11,937
Equity-based compensation	2,690	2,413
Amortization of debt issuance costs and debt discounts	322	317
Other	805	851
Changes in operating assets and liabilities:
Accounts receivable, net	17,521	43,760
Inventory	(1,952)	7,312
Prepaid expenses and other assets	1,610	6,437
Accounts payable	2,483	(12,923)
Income taxes payable	1,789	(491)
Accrued royalties	(6,619)	(14,209)
Accrued expenses and other liabilities	(2,856)	(2,720)
Net cash provided by operating activities	37,465	36,952

Investing Activities
Purchases of property and equipment	(3,884)	(4,961)
Acquisitions, net of cash	199	—
Net cash used in investing activities	(3,685)	(4,961)

Financing Activities
Borrowings on line of credit	—	28,267
Payments on line of credit	—	(25,281)
Payments of long-term debt	(7,982)	(2,938)
Distributions to continuing equity owners	(2,445)	(2,675)
Payments under tax receivable agreement	(6)	(166)
Proceeds from exercise of equity-based options	33	41
Net cash used in financing activities	(10,400)	(2,752)

Effect of exchange rates on cash and cash equivalents	(938)	945

Net increase in cash and cash equivalents	22,442	30,184
Cash and cash equivalents at beginning of period	52,255	25,229
Cash and cash equivalents at end of period	$74,697	$55,413

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures
(Unaudited)

Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss), earnings (loss) per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net Income (Loss) as net income (loss) attributable to Funko, Inc. adjusted for the reallocation of income (loss) attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items, and the income tax expense (benefit) effect of these adjustments. We define Adjusted Earnings (Loss) per Diluted Share as Adjusted Net Income (Loss) divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales. We caution investors that amounts presented in accordance with our definitions of Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Management uses Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin include adjustments for non-cash charges related to equity-based compensation programs, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$6,514	$(4,126)
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	4,572	(1,606)
Equity-based compensation (2)	2,690	2,413
Certain severance, relocation and related costs (3)	25	213
Foreign currency transaction loss (4)	1,179	914
Income tax expense (5)	(2,025)	(94)
Adjusted net income (loss)	$12,955	$(2,286)
Adjusted net income (loss) margin (6)	6.8%	(1.7)%
Weighted-average shares of Class A common stock outstanding-basic	36,194	34,944
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	16,765	15,927
Adjusted weighted-average shares of Class A stock outstanding - diluted	52,959	50,871
Adjusted earnings (loss) per diluted share	$0.24	$(0.04)

	Three Months Ended March 31,
	2021	2020
	(amounts in thousands)
Net income (loss)	$11,086	$(5,732)
Interest expense, net	2,237	2,655
Income tax expense (benefit)	2,293	(856)
Depreciation and amortization	10,262	10,989
EBITDA	$25,878	$7,056
Adjustments:
Equity-based compensation (2)	2,690	2,413
Certain severance, relocation and related costs (3)	25	213
Foreign currency transaction loss (4)	1,179	914
Adjusted EBITDA	$29,772	$10,596
Adjusted EBITDA margin (7)	15.7%	7.8%

(1)
Represents the reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income (loss) was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	For the three months ended March 31, 2021, represents severance, relocation and related costs associated with residual payment of global workforce reduction implemented in response to the COVID-19 pandemic. For the three months ended March 31, 2020, represents severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom.
(4)	Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(5)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(6)	Adjusted net income (loss) margin is calculated as Adjusted net income (loss) as a percentage of net sales.
(7)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.